                                                                     EXHIBIT (n)

                    AMENDED AND RESTATED MULTIPLE CLASS PLAN
                                       OF
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

     WHEREAS,  the  above-named   corporation  (the  "Issuer")  is  an  open-end
management  investment  company  registered under the Investment  Company Act of
1940, as amended (the "1940 Act");

     WHEREAS,  the common stock of the Issuer is currently  allocated to various classes of separate series of shares;

     WHEREAS, Rule 18f-3 requires that the Board of Directors of the Issuer (the
"Board"),  adopt a written plan (a "Multiple  Class Plan") setting forth (1) the specific arrangement for shareholder services and the distribution of securities for each  class,  (2) the  allocation  of expenses  for each class,  and (3) any related conversion features or exchange privileges;

     WHEREAS,  the Issuer has offered  multiple classes of certain series of the
Issuer's  shares  pursuant  to Rule  18f-3  under  the 1940 Act  since the Board initially adopted the original Multiple Class Plan;

     WHEREAS,  the Board,  including a majority of those  Directors  who are not
"interested persons" as defined in the 1940 Act ("Independent  Directors"),  has determined  the Amended and Restated  Multiple Class Plan dated December 3, 2007
(this "Plan"), adopted pursuant to Rule 18f-3 under the 1940 Act, is in the best interests of the  shareholders  of each class  individually  and the Issuer as a whole;

     WHEREAS,  the Issuer has  determined  to make  non-material  changes to the
Plan;

     NOW,  THEREFORE,  the  Issuer  hereby  adopts,  on  behalf of the Funds (as defined in SECTION 2A below), this Plan, in accordance with Rule 18f-3 under the
1940 Act on the following terms and conditions:

SECTION 1. ESTABLISHMENT OF PLAN

As required by Rule 18f-3 under the 1940 Act,  this Plan  describes the multiple class system for certain series of shares of the Issuer,  including the separate class arrangements for shareholder  services and/or  distribution of shares, the method for allocating expenses to classes and any related conversion features or exchange privileges  applicable to the classes.  Upon the initial effective date of this  Plan,  the  Issuer  elects to offer  multiple  classes of shares of its capital stock, as described herein, pursuant to Rule 18f-3 and this Plan.

SECTION 2. FEATURES OF THE CLASSES

a.   DIVISION INTO CLASSES.  Each series of shares of the Issuers  identified in
     SCHEDULE  A  attached  hereto,  and each  series of  shares  of any  Issuer subsequently added to this Plan (collectively,  the "Funds"), may offer one or more of the following classes of shares:  Investor Class,  Institutional
     Class,  Advisor Class,  A Class, B Class, C Class and R Class.  The classes that each Fund is authorized  to issue  pursuant to this Plan are set forth in SCHEDULE A. Shares of each class of a Fund shall  represent an equal pro rata interest in such Fund,  and generally,  shall have  identical  voting, dividend, liquidation and other rights, preferences,  powers, restrictions, limitations,  qualifications,  and terms and  conditions,  except that each class of shares shall: (A) have a different designation; (B) bear any Class
     Expenses,  as defined in SECTION  3D(3) below;  (C) have  exclusive  voting rights on any matter  submitted to shareholders  that relates solely to its service  arrangement;  and (D) have  separate  voting  rights on any matter submitted to  shareholders  in which the interests of one class differ from the interests of any other class.

b.   MANAGEMENT FEES.

     (1)  INVESTOR  CLASS  UNIFIED  FEE.  The Issuer is a party to a  management
     agreement  (the  "Management   Agreement")  with  either  American  Century
     Investment   Management,   Inc.  or  American  Century  Global   Investment
     Management,  Inc., each a registered  investment  adviser (each referred to herein as the  "Advisor",  as  applicable),  or both for the  provision  of investment  advisory  and  management  services in  exchange  for a single, unified  fee,  as set forth on  SCHEDULE A and as  described  in the Fund's current Investor Class prospectus or prospectus supplement.

     (2) INSTITUTIONAL  CLASS UNIFIED FEE. For each Fund listed on SCHEDULE A as being  authorized  to issue  Institutional  Class  shares,  the  Management
     Agreement  provides  for a  unified  fee of 20 basis  points  less than the existing unified fee in place for the corresponding  Investor Class of such
     Fund,  as described in the Fund's  current  Investor  Class  prospectus  or prospectus  supplement.  Institutional  Class shares are available to large institutional  shareholders,  such as  corporations  and retirement  plans, other  pooled  accounts,  and  individual  shareholders  that meet  certain investment  minimums  established  from time to time by the Advisor.  These minimums  may  be  waived  or  lowered  in  certain  situations  as  deemed appropriate by the Advisor. Institutional Class shares are not eligible for purchase by insurance  companies,  except in connection  with a product for defined benefit plans not involving a group annuity contract.

     (3) ADVISOR  CLASS UNIFIED FEE. For each Fund listed on SCHEDULE A as being authorized to issue Advisor Class shares, the Management Agreement provides for a  unified  fee  equal to the  existing  unified  fee in place  for the corresponding  Investor  Class of such  Fund,  as  described  in the Fund's current  Investor Class  prospectus or prospectus  supplement.  The Advisor
     Class  is  intended  to be  sold  to  employer-sponsored  retirement  plans
     (including    participant    directed    plans),    insurance    companies,
     broker-dealers, banks and other financial intermediaries.

     (4) A CLASS  UNIFIED  FEE.  For each  Fund  listed on  SCHEDULE  A as being authorized to issue A Class shares, the Management Agreement provides for a
     unified  fee  equal  to  the   existing   unified  fee  in  place  for  the
     corresponding  Investor  Class of such  Fund,  as  described  in the Fund's current Investor Class prospectus or prospectus supplement.  The A Class is intended  to be  sold  to  and  through  broker-dealers,  banks  and  other financial intermediaries.

     (5) B CLASS  UNIFIED  FEE.  For each  Fund  listed on  SCHEDULE  A as being authorized to issue B Class shares, the Management Agreement provides for a
     unified  fee  equal  to  the   existing   unified  fee  in  place  for  the
     corresponding  Investor  Class of such  Fund,  as  described  in the Fund's current Investor Class prospectus or prospectus supplement.  The B Class is intended  to be  sold  to  and  through  broker-dealers,  banks  and  other financial intermediaries.

     (6) C CLASS  UNIFIED  FEE.  For each  Fund  listed on  SCHEDULE  A as being authorized to issue C Class shares, the Management Agreement provides for a
     unified  fee  equal  to  the   existing   unified  fee  in  place  for  the
     corresponding  Investor  Class of such  Fund,  as  described  in the Fund's current Investor Class prospectus or prospectus supplement.  The C Class is intended  to be  sold  to  and  through  broker-dealers,  banks  and  other financial intermediaries.

     (7) R CLASS  UNIFIED  FEE.  For each  Fund  listed on  SCHEDULE  A as being authorized to issue R Class shares, the Management Agreement provides for a
     unified  fee  equal  to  the   existing   unified  fee  in  place  for  the
     corresponding  Investor  Class of such  Fund,  as  described  in the Fund's current Investor Class prospectus or prospectus supplement.  The R Class is intended  to be  sold to  employer-sponsored  retirement  plans  (including participant directed plans), insurance companies, broker-dealers, banks and other financial intermediaries.

c.   SHAREHOLDER SERVICES AND DISTRIBUTION SERVICES.

     (1) ADVISOR CLASS  DISTRIBUTION  PLAN.  Shares of the Advisor Class of each
     Fund are  offered  subject  to an Advisor  Class  Master  Distribution  and
     Shareholder  Services  Plan  pursuant to Rule 12b-1 under the 1940 Act (the
     "Advisor  Class Plan") adopted by the Issuer  effective  September 3, 1996.
     Advisor  Class shares of each Fund shall pay the  Advisor,  as paying agent for the Fund,  for the  expenses of  individual  shareholder  services  and distribution  expenses  incurred in connection with providing such services for shares of the Fund,  as  provided  in the  Advisor  Class  Plan,  at an aggregate  annual  rate of .25% of the  average  daily  net  assets of such class.

     (2) A CLASS  DISTRIBUTION  PLAN.  Shares  of the A Class  of each  Fund are
     offered  subject  to  an  A  Class  Master   Distribution   and  Individual
     Shareholder Services Plan pursuant to Rule 12b-1 under the 1940 Act (the "A
     Class  Plan")  adopted by the Issuer  effective  September 3, 2002. A Class shares of each Fund shall pay the  Advisor,  as paying  agent for the Fund, for the  expenses  of  individual  shareholder  services  and  distribution expenses  incurred in connection with providing such services for shares of the Fund, as provided in the A Class Plan,  at an aggregate  annual rate of
     .25% of the average daily net assets of such class.

     (3) B CLASS  DISTRIBUTION  PLAN.  Shares  of the B Class  of each  Fund are offered subject to a B Class Master Distribution and Individual Shareholder
     Services  Plan  pursuant  to Rule

     12b-1  under  the  1940  Act (the "B Class  Plan")  adopted  by the  Issuer effective  September  3,  2002.  B Class  shares of each Fund shall pay the
     Advisor,  as paying  agent for the Fund,  for the  expenses  of  individual shareholder services and distribution  expenses incurred in connection with providing  such services for shares of the Fund, as provided in the B Class
     Plan, at an aggregate  annual rate of 1.00% of the average daily net assets of such  class  (.75% for  distribution  expenses  and .25% for  individual shareholder services).

     (4) C CLASS  DISTRIBUTION  PLAN.  Shares  of the C Class  of each  Fund are offered subject to a C Class Master Distribution and Individual Shareholder
     Services  Plan  pursuant  to Rule  12b-1  under  the 1940 Act (the "C Class
     Plan") adopted by the Issuer  effective May 1, 2001. C Class shares of each
     Fund shall pay the Advisor,  as paying agent for the Fund, for the expenses of individual  shareholder  services and distribution  expenses incurred in connection with providing such services for shares of the Fund, as provided in the C Class Plan,  at an  aggregate  annual rate of 1.00% of the average daily net assets of such class (.75% for distribution expenses and .25% for individual shareholder services).

     (5) R CLASS  DISTRIBUTION  PLAN.  Shares  of the R Class  of each  Fund are
     offered  subject  to  an  R  Class  Master   Distribution   and  Individual
     Shareholder Services Plan pursuant to Rule 12b-1 under the 1940 Act (the "R
     Class  Plan")  adopted by the Issuer  effective  August 29,  2003.  R Class shares of each Fund shall pay the  Advisor,  as paying  agent for the Fund, for the  expenses  of  individual  shareholder  services  and  distribution expenses  incurred in connection with providing such services for shares of the Fund, as provided in the R Class Plan,  at an aggregate  annual rate of
     .50% of the average daily net assets of such class.

     (6)  DEFINITION OF SERVICES.  Under the Advisor,  A, B, C and R Class Plans
     (collectively the "12b-1 Plans"),  "distribution expenses" include, but are not limited to,  expenses  incurred in connection with (A) payment of sales commission,  ongoing  commissions  and other payments to brokers,  dealers, financial  institutions  or others who sell  shares of the  relevant  class
     pursuant  to  Selling   Agreements;   (B)   compensation  to  employees  of
     Distributor  who  engage in or  support  distribution  of the shares of the relevant class; (C) compensation to, and expenses  (including  overhead and telephone  expenses)  of,  Distributor;  (D) the printing of  prospectuses, statements  of additional  information  and reports for other than existing shareholders;  (E) the  preparation,  printing  and  distribution  of sales literature and advertising  materials  provided to the Funds'  shareholders and prospective  shareholders;  (F) receiving and answering  correspondence
     from  prospective   shareholders,   including  distributing   prospectuses,
     statements of additional  information,  and  shareholder  reports;  (G) the provision of  facilities to answer  questions  from  prospective  investors about Fund shares;  (H) complying  with federal and state  securities  laws pertaining  to  the  sale  of  Fund  shares;  (I)  assisting  investors  in completing  application  forms and  selecting  dividend  and other  account options;  (J) the  provision of other  reasonable  assistance in connection with the distribution of Fund shares;  (K) the organizing and conducting of sales seminars and payments in the form of  transactional  compensation  or promotional  incentives;  (L) profit on the  foregoing;  and (M) such other distribution and services  activities as the Issuer  determines may be paid for by the Issuer pursuant to the terms of this Agreement and in accordance with  Rule  12b-1 of the 1940  Act:  provided  that if the  Securities  and
     Exchanges

     Commission   determines  that  any  of  the  foregoing   services  are  not
     permissible  under  Rule  12b-1,  any  payments  for such  activities  will automatically cease.

     "Individual  shareholder  services" are those activities for which services fees may be paid as  contemplated  by the  Conduct  Rules of the  Financial
     Industry  Regulatory  Authority  ("FINRA"),  and may  include,  but are not limited to: (A) individualized and customized investment advisory services, including the consideration of shareholder profiles and specific goals; (B)
     the creation of investment  models and asset  allocation  models for use by the shareholder in selecting  appropriate  Funds; (C) proprietary  research
     about  investment   choices  and  the  market  in  general;   (D)  periodic
     rebalancing of shareholder  accounts to ensure compliance with the selected asset allocation;  (E) consolidation of shareholder  accounts in one place;
     and (F) other individual  services;  provided that if FINRA determines that any of the foregoing  activities are not permissible,  any payment for such activities will automatically cease.

d.   ADDITIONAL FEATURES.

     (1) FRONT-END  LOADS. A Class shares shall be subject to a front-end  sales charge in the circumstances and pursuant to the schedules set forth in each
     Fund's then-current prospectus.

     (2) CONTINGENT  DEFERRED  SALES CHARGES.  A, B, and C Class shares shall be subject to a  contingent  deferred  sales charge in the  circumstances  and pursuant  to the  schedules  as  set  forth  in  each  Fund's  then-current prospectus.

     (3) B CLASS  CONVERSION.  B Class  shares will  automatically  convert to A
     Class  shares  of the same Fund at the end of a  specified  number of years after the initial  purchase date of the B Class shares,  in accordance with the provisions set forth in each Fund's then-current prospectus.

SECTION 3. ALLOCATION OF INCOME AND EXPENSES

a.   DAILY DIVIDEND FUNDS.  Funds that declare  distributions  of net investment income  daily to maintain  the same net asset value per share in each class
     ("Daily  Dividend  Funds") will allocate  gross income and expenses  (other than  Class  Expenses,  as  defined  below)  to each  class on the basis of
     "relative net assets  (settled  shares)".  Realized and unrealized  capital gains and losses will be  allocated  to each class on the basis of relative net assets.  "Relative net assets (settled shares)," for this purpose,  are
     net  assets  valued  in  accordance  with  generally  accepted   accounting
     principles but excluding the value of subscriptions receivable, in relation to the net assets of the particular Daily Dividend Fund.  Expenses to be so allocated include Issuer Expenses and Fund Expenses, each as defined below.

b.   NON-DAILY DIVIDEND FUNDS. The gross income, realized and unrealized capital gains and losses and  expenses  (other than Class  Expenses)  of each Fund, other than the Daily  Dividend  Funds,  shall be allocated to each class on the basis of its net asset  value  relative  to the net asset  value of the
     Fund.  Expenses to be so allocated  also include  Issuer  Expenses and Fund
     Expenses.

c.   APPORTIONMENT OF CERTAIN EXPENSES.  Expenses of a Fund shall be apportioned to each class of shares depending on the nature of the expense item. Issuer
     Expenses and Fund  Expenses  will be allocated  among the classes of shares pro rata based on their  relative  net asset  values in relation to the net asset value of all outstanding shares in the Fund.  Approved Class Expenses shall be allocated to the particular class to which they are  attributable.
     In addition,  certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a class, it shall be charged to a Fund for allocation among classes,  as determined by the Advisor.

d.   DEFINITIONS.

     (1) ISSUER EXPENSES.  "Issuer Expenses" include expenses of the Issuer that are not  attributable  to a  particular  Fund or  class  of a Fund.  Issuer
     Expenses  include  fees  and  expenses  of  those  Independent   Directors,
     including  counsel  fees  for  the  Independent   Directors,   and  certain
     extraordinary  expenses  of the  Issuer  that  are  not  attributable  to a particular Fund or class of a Fund.

     (2) FUND EXPENSES.  "Fund Expenses" include expenses of the Issuer that are attributable to a particular fund but are not  attributable to a particular class of the Fund. Fund Expenses include (i) interest expenses, (ii) taxes,
     (iii) brokerage expenses, and (iv) certain extraordinary expenses of a Fund that are not attributable to a particular class of a Fund.

     (3) CLASS EXPENSES.  "Class Expenses" are expenses that are attributable to a  particular  class of a Fund and  shall be  limited  to:  (i)  applicable unified  fee;  (ii)  payments  made  pursuant  to the  12b-1  Plan  of each applicable Class; and (iii) certain extraordinary  expenses of an Issuer or
     Fund that are attributable to a particular class of a Fund.

     (4) EXTRAORDINARY EXPENSES.  "Extraordinary expenses" shall be allocated as an Issuer  Expense,  a Fund  Expense or a Class  Expense in such manner and utilizing such methodology as the Advisor shall reasonably determine, which determination shall be subject to ratification or approval of the Board and shall be consistent with applicable legal principles and requirements under the 1940 Act and the Internal  Revenue Code, as amended.  The Advisor shall report to the Board quarterly regarding those  extraordinary  expenses that have  been  allocated  as Class  Expenses.  Any such  allocations  shall be reviewed by, and subject to the approval of, the Board.

SECTION 4. EXCHANGE PRIVILEGES

Subject to the restrictions and conditions set forth in the Funds' prospectuses, shareholders  may (i)  exchange  shares of one class of a Fund for shares of the same class of another Fund,  (ii) exchange  Investor  Class shares for shares of any fund within the American  Century  family of funds that only offers a single class of shares (a "Single Class Fund"), and (iii) exchange shares of any Single
Class Fund for Investor  Class shares of another Fund,  provided that the amount to be exchanged meets the applicable  minimum  investment  requirements  and the
shares  to  be  acquired  in  the  exchange  are   qualified  for  sale  in  the
stockholder's state of residence.

SECTION 5. CONVERSION FEATURES

Conversions  from one class of a Fund's  shares into another class of shares are not permitted; PROVIDED, HOWEVER, that if a shareholder of a particular class is no longer  eligible  to own  shares of that  class,  upon  prior  notice to such shareholder,  those  shares will be  converted to shares of the same Fund but of another class in which such shareholder is eligible to invest.  Similarly,  if a shareholder becomes eligible to invest in shares of another class that has lower expenses than the class in which such shareholder is invested,  such shareholder may be  eligible  to convert  into shares of the same Fund but of the class with the lower expenses.

SECTION 6. QUARTERLY AND ANNUAL REPORTS

The Board shall receive  quarterly and annual  reports  concerning all allocated
Class  Expenses and  distribution  and  servicing  expenditures  complying  with paragraph  (b)(3)(ii) of Rule 12b-1,  as it may be amended from time to time. In the reports, only expenditures properly attributable to the sale or servicing of a  particular  class of  shares  will be used to  justify  any  distribution  or servicing fee or other expenses charged to that class.  Expenditures not related to the sale or  servicing  of a  particular  class shall not be presented to the
Board to justify any fee attributable to that class. The reports,  including the allocations  upon  which  they are  based,  shall be  subject  to the review and approval  of the  Independent  Directors  of the  Issuer  who have no  direct or indirect  financial  interest in the  operation  of this Plan in the exercise of their fiduciary duties.

SECTION 7. WAIVER OR REIMBURSEMENT OF EXPENSES

Expenses  may be waived or  reimbursed  by any  adviser  to the  Issuer,  by the
Issuer's  underwriter or by any other provider of services to the Issuer without the prior  approval of the Board,  provided that the fee is waived or reimbursed to all shares of a particular Fund in proportion to their relative average daily net asset values.

SECTION 8. EFFECTIVENESS OF PLAN

Upon  receipt of  approval  by votes of a majority of both (a) the Board and (b)
the Independent Directors, this Plan shall become effective December 3, 2007.

SECTION 9. MATERIAL MODIFICATIONS

This  Plan may not be  amended  to  modify  materially  its  terms  unless  such amendment  is approved a majority of both (a) the Board and (b) the  Independent
Directors;  PROVIDED;  HOWEVER;  that a new Fund may be added by the Issuer upon approval by that Issuer's Board by executing a new Schedule A to this Plan.

     IN WITNESS  WHEREOF,  the Issuer has adopted this Multiple Class Plan as of
January 1, 2008.

                               AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                               By:  /s/ Charles A. Etherington
                                    -------------------------------------------
                                    Charles A. Etherington
                                    Senior Vice President

                                   SCHEDULE A

                     SERIES COVERED BY THIS MULTICLASS PLAN

----------------------------------- -------- -------- ------- ------ ------ ------ -------
                                             INSTITU-
                                    INVESTOR  TIONAL  ADVISOR    A     B       C      R
                                     CLASS     CLASS   CLASS   CLASS CLASS   CLASS  CLASS
----------------------------------- -------- -------- ------- ------ ------ ------ -------
AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

>>Emerging Markets Fund               Yes       Yes     No      Yes   Yes     Yes    Yes
>>Global Growth Fund                  Yes       Yes     No      Yes   Yes     Yes    Yes
>>International Growth Fund           Yes       Yes     No      Yes   Yes     Yes    Yes
>>International Discovery Fund        Yes       Yes     Yes     No     No     No     No
>>Life Sciences Fund                  Yes       Yes     No      No     No     No     No
>>Technology Fund                     Yes       Yes     No      No     No     No     No
>>International Opportunities Fund    Yes       Yes     No      No     No     No     No
>>International Stock Fund            Yes       No      No      No     No     No     No
>>International Value Fund            Yes       Yes     No      Yes   Yes     Yes    Yes
----------------------------------- -------- -------- ------- ------ ------ ------ -------

                                       A-1